As of ___________, 2008

Renewable Energy Acquisition Corp.
7078 East Fish Lake Road, Suite 800
Minneapolis, MN 55311

Crusader Securities, Inc.
230 Park Avenue, Suite 1000
New York, NY 10169

Re:	Renewable Energy Acquisition Corp.
Initial Public Offering

Ladies and Gentlemen:

The undersigned shareholder, officer and director of Renewable Energy Acquisition Corp. (the “Company”), in consideration of Crusader Securities, Inc. (the “Underwriter”) underwriting the initial public offering of the securities of the Company (“IPO”), hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 11 hereof):

1. If the Company solicits approval by its stockholders of a Business Combination, the undersigned will vote (i) all Insider Shares owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares, and (ii) all other shares of common stock of the Company then owned by him, whether purchased in or after the IPO, in accordance with the majority of the votes cast by the holders of the IPO Shares. The undersigned acknowledges and agrees that he will not be entitled to exercise the conversion rights offered to the Company’s public stockholders as to any other shares of common stock owned by him.

2. In the event that the Company fails to consummate a Business Combination within 18 months from the closing date (“Closing Date”) of the Company’s IPO described in the registration statement on Form SB-2, File No. 333-__________ (the “Registration Statement”) (or 24 months under the circumstances described in the Registration Statement), the undersigned (i) will take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable, (ii) waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company, including, without limitation, any distribution of the assets from the trust account established under the Investment Management Trust Agreement dated as of __________________, 2007, between the Company and _____________________ (the “Trust Account”) as a result of such liquidation with respect to his Insider Shares (“Claim”), (iii) waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company except as and to the extent an agreement is otherwise disclosed in the Company’s registration statement relating to the IPO and described in paragraph 5 below, (iv) will not seek recourse against the Trust Account for any reason whatsoever, and (v) agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by any vendor that is owed money by the Company for services rendered or contracted for or products sold to the Company.

3. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees that in the event he becomes aware of, or involved with, (i) any business combination opportunities in the renewable energy industry or the environmental industry with a fair market value of $4.0 million or more or (ii) transactions such as joint ventures, partnerships or technology acquisition opportunities in the renewable energy industry or the environmental industry with a fair market value of $4.0 million or more, the undersigned will first offer such business opportunities to the Company and further agrees that neither he nor any affiliate of the undersigned will pursue such opportunities unless and until the Company’s board of directors determines that it will not pursue such opportunities (the “Company’s Right of First Refusal”). The Company’s Right of First Refusal will terminate on the earlier of (x) the consummation by the Company of a Business Combination and (y) the liquidation of the Company.

4. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination that involves a company which is affiliated with any of the Insiders, the Underwriter or any selling group member.

5. None of the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that the undersigned shall (i) be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination, and (ii) receive repayment of the promissory note or notes issued by the Company to the undersigned.

6. Except as specifically proved for herein, none of the undersigned, any member of the family of the undersigned, or any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination.

7. The undersigned will escrow one-hundred percent (100%) of his Insider Shares until the earlier of the date that is three years following the Closing Date, the date the Company has completed a Business Combination, or the date of the Company’s liquidation.

8. The undersigned agrees to be the president, chief executive officer and a director of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information furnished to the Company and the Underwriter and included in the Registration Statement is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-B, promulgated under the Securities Act of 1933, as amended. The undersigned’s Questionnaire previously furnished to the Company and the Underwriter is true and accurate in all respects. The undersigned represents and warrants that:

(a) he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as president, chief executive officer and a director of the Company.

10. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Underwriter and their legal representatives or agents (including any investigative search firm retained by the Underwriter) any information they may have about the undersigned’s background and finances (“Information”). Neither the Underwriter nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

11. As used herein, (i) a “Business Combination” shall mean an acquisition, through merger, stock exchange, asset acquisition or similar business combination with one or more operating businesses in the renewable energy industry or environmental industries that has, or collectively have, a fair market value equal to at least 80% of the balance in the Trust Account; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by Insiders prior to the IPO; (iv) “IPO Shares” shall mean the shares of Common Stock sold as part of the units in the Company’s IPO; and (vi) “Public Stockholders” shall mean the public holders of the Company’s common stock issued in the IPO.

12. The undersigned hereby consents to the jurisdiction and venue of any state or federal court located in the State Nevada for purposes of resolving any disputes hereunder. The undersigned irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Yours very truly,

Craig S. Laughlin
7078 East Fish Lake Road Minneapolis, MN 55311